Exhibit 99.1

Net Element Reports Third Quarter 2015 Results;
Q3 2015 Revenues up 110% vs Q3 2014

Company Demonstrates Revenue Growth of 59% Year Over Year

MIAMI – November 17, 2015 - Net Element, Inc. (NASDAQ: NETE) (“Net Element” or the “Company”), a provider of global mobile payment technology solutions and value-added transactional services, reported financial results for its quarter ended September 30, 2015.

Key Q3 milestones and subsequent events:

•	Increased revenues by 110% Q3 2015 vs Q3 2014

•	Increased revenues by 59% year over year

•	Executed partnership agreements with mobile operators in Kazakhstan to provide mobile payment services to millions of subscribers

•	Completed insider financing to strengthen the Company’s working capital

•	Expanded to Kyrgyzstan by signing leading electronic commerce company in the region

•	Announced the termination of Senior Convertible Notes

•	Integrated Mobile Payments and EMV acceptance into Aptito, cloud-based restaurant management and payment system

•	Expanded mobile commerce offerings to market branded content

•	Launched “Restoactive”, a comprehensive mobile restaurant solution, available to over 500,000 restaurants using trusted legacy POS system

•	PayOnline’s unique Pay-Travel solution provides industry solution to automate payments for the travel industry including integration with GDS

•	S&P Capital IQ initiated coverage on the Company in S&P Capital IQ factual stock reports

“We’re pleased to continue to demonstrate solid revenue growth in the United States and selected emerging markets,” commented Oleg Firer, CEO. “We remain focused on product innovation and advancing our platform to bring even more value to our growing client base, which will contribute to our continued growth.”

In an effort to present a more comparative period on period analysis, we have adjusted net loss to remove the effects of non-cash share based compensation, gains & losses from non-cash debt activities (including extinguishment) and derivative activity.

Results of Operations for the Three Months Ended September 30, 2015 Compared to the Three Months Ended September 30, 2014

We reported an adjusted net loss of $2,931,704, or $0.04 per share for the three months ended September 30, 2015 as compared to an adjusted net loss of $2,225,498, or $0.06 per share, for the three months ended September 30, 2014. This resulted in a net loss increase of $706,206 which is discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $12,675,123 for the three months ended September 30, 2015 as compared to $6,026,961 for the three months ended September 30, 2014. The increase in net revenues is primarily a result of previous quarter purchases of portfolios and organic net increases in merchants. In addition, we consolidated online payments revenue for PayOnline and began reporting mobile commerce revenues for branded content.

Gross margin for the three months ended September 30, 2015 was $1,969,796 as compared to $1,309,106 for the three months ended September 30, 2014. The year over year increase in gross margin of $660,690 is primarily a result of increases in US Transaction Processing of $535,783 and $595,630 resulting from PayOnline operations (Acquired May 20, 2015). This was offset by a decrease in mobile gross margin of $470,723 resulting primarily from penalty recoveries in 2014 that decreased mobile cost of sales.

Adjusted general and administrative expenses increased by $248,855 to $2,159,170 for the three months ended September 30, 2015 as compared to $1,910,315 for the three months ended September 30, 2014. This was primarily due to a $229,975 increase in salaries, benefits, taxes and contractor payments.

Item	Three Months Ended September 30, 2015	Three Months Ended September 30, 2014	Increase / (Decrease)
Salaries, benefits, taxes and contractor payments	1,009,441	779,466	229,975
Professional fees	676,531	721,555	(45,024)
Rent	97,166	106,749	(9,583)
Product development	14,144	(20625)	34,769
Travel expense	57,674	85,337	(27,663)
Filing fees	1,258	12,774	(11,516)
Transaction losses	2,687	1,423	1,264
Other expenses	300,269	223,636	76,633
Total	$2,159,170	$1,910,315	$248,855

Salaries, benefits, taxes and contractor payments were $1,009,441 for the three months ended September 30, 2015 as compared to $779,466 for the three months ended September, 2014, representing an increase of $229,975 as follows:

Group	Salaries and benefits for the three months ended September 30, 2015	Salaries and benefits for the three months ended September 30, 2014	Increase / (Decrease)
Corporate	$419,116	$287,624	$131,492
Engineering	29,343	89,086	(59,743)
Transaction Processing	560,982	402,756	158,226
Total	$1,089,441	$779,466	$229,975

The primary reason for the increase was $158,266 in salaries from transactional processing due to $120,763 from the acquisition of PayOnline (acquired May 20, 2015). Additionally, there was a $29,751 increase from corporate due to the hiring of management. This was offset by a decrease from engineering of $59,743 due to reduction in staff.

We recorded a provision for bad debts of $284,384 for the three months ended September 30, 2015 as compared to $136,150 for the three months ended September 30, 2014. For the three months ended September 30, 2015, we recorded a loss provision which was primarily comprised of $307,154 in ACH rejects offset by a $22,811 recovery from our Russian operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses and employee non-compete agreements.  Depreciation and amortization expense was $851,636 for the three months ended September 30, 2015 as compared to $684,503 for the three months ended September 30, 2014. The $167,133 increase in depreciation and amortization expense was primarily due to purchased merchant portfolios reaching full amortization during 2014 resulting in a decrease of $292,089, offset by the amortization of intangible assets acquired in the purchase of PayOnline, which amounted to an increase of $459,220.

Interest expense was $1,605,034 for the three months ended September 30, 2015 as compared to $790,490 for the three months ended September 30, 2014, representing an increase of $814,544 as follows:

Funding Source	Three months ended September 30, 2015	Three months ended September 30, 2014	Increase / (Decrease)
Convertible Notes Payable	$1,416,314	$-	$1,463,314
Capital Sources NY	-	57,500	(57,500)
Georgia Notes LLC	-	436,005	(436,005)
MBF Note	-	229,956	(229,956)
RBL Note	137,784	63,647	74,137
Other	3,963	3,382	554
Total	$1,605,034	$790,490	$814,544

The increase primarily consisted of the $1,463,314 interest expense attributed to the convertible notes payable offset by a $436,005 decrease from the Georgia Notes LLC note that was paid off September 15, 2014, a decrease of $57,500 related to the Capital Sources note payable which was repaid on September 15, 2014, a decrease of $229,956 that was related to the MBF note which was repaid in July 2014.

For the three months ended September 30, 2015 we recognized a net gain from asset disposal of $44,928 primarily consisting of a loss from the disposal of obsolete terminal inventory for $91,561 offset by a gain on a sale of portfolios for $139,25 and other gains and losses of $2,761. We recognized a gain from asset disposal of $44,456 for the three months ended September 30, 2014 due to the closing of our Netlab division.

Results of Operations for the Nine Months Ended September 30, 2015 Compared to the Nine Months Ended September 30, 2014.

We reported an adjusted net loss of $7,773,765 or $0.14 per share for the nine months ended September 30, 2015 as compared to an adjusted net loss of $6,962,945, or $0.20 per share, for the nine months ended September 30, 2014. The net loss is discussed further below.

Net revenues consist primarily of payment processing fees. Net revenues were $25,122,250 for the nine months ended September 30, 2015 as compared to $15,782,475 for the nine months ended September 30, 2014. The $9,339,775 increase in net revenues is primarily a result of previous quarter purchases of portfolios and organic net increases in our U.S. merchant portfolio ($5,041,632), increases in mobile commerce revenues for mobile operator and content provider fees where we are primary obligor ($1,941,328) and the acquisition of PayOnline online payments on May 20, 2015 ($2,356,815).

Gross margin for the nine months ended September 30, 2015 was $4,335,034 as compared to $4,191,040 for the nine months ended September 30, 2014. The year over year increase of $143,994 is primarily a result of an $899,773 increase in volume from the PayOnline acquisition and an $188,656 from our US transaction processing business growth. This was offset by a decrease of $944,435 from our mobile payments business resulting from business reorganization that occurred in the second half of 2014 reducing net revenues.

Adjusted general and administrative expenses were $6,778,751 for the nine months ended September 30, 2015 as compared to $6,844,240 for the nine months ended September 30, 2014 as follows:

Category	Nine Months Ended September 30, 2015	Nine Months Ended September 30, 2014	Increase / (Decrease)
Salaries, benefits, taxes and contractor payments	2,727,785	2,335,774	392,011
Professional fees	2,619682	2,102,719	516,963
Rent	338,252	303,580	34,672
Product development	49,028	47,683	1,345
Travel expense	190,987	218,194	(27,207)
Filing fees	84,690	23,985	60,705
Transaction (gains) losses	(86,346)	1,228,372	(1,314,718)
Other expenses	854,673	583,933	270,740
Total	$6,778,751	$6,844,240	$(65,489)

The increase in salaries of $392,011 was due primarily to the increase of $308,112 in transaction processing and mobile payments. Of this amount $180,021 was attributed to acquiring PayOnline and $128,091 was due to hiring of in-house sales and risk management. Corporate salaries increased $232,957 due to an increase in corporate headcount for two new management positions. This was offset by a decrease from engineering of $89,316 due to reduction in staff in this area.

Professional fees were $2,619,682 for the nine months ended September 30, 2015 as compared to $2,102,719 for the nine months ended September 30, 2014, representing an increase of $516,963 primarily due to increases of $557,083 in general legal fees and $173,428 in accounting and auditing fees. General legal fees were higher due to increased litigation and accounting fees were higher due to transactions and other one time charges for accounting services.

Transaction gains, primarily resulting from realized foreign currency gains were $86,346 versus losses of $1,228,372 representing a decrease in expenses of $1,314,718.

We recorded a provision for bad debts of $425,225 for the nine months ended September 30, 2015 as compared to a net recovery of $1,302,554 for the nine months ended September 30, 2014. For the nine months ended September 30, 2015, we recorded a loss provision which was primarily comprised of $542,763 in ACH rejects offset by $117,569 recovery from our mobile payments business. We recorded a recovery in the provision for loan losses of $1,302,554 for the nine months ended September 30, 2014 which consisted of a favorable adjustment to the bad debt allowance of $1,640,111from our mobile payments business, offset by net ACH rejects of $337,557 in the normal course of operations.

Depreciation and amortization expense consists primarily of the amortization of merchant portfolios plus depreciation expense on fixed assets, client acquisition costs, capitalized software expenses and employee non-compete agreements. Depreciation and amortization expense was $1,916,901 for the nine months ended September 30, 2015 as compared to $1,900,995 for the nine months ended September 30, 2014. The $15,906 increase in depreciation and amortization expense was primarily due to additional amortization of intangible assets as a result of the PayOnline acquisition offset by a decrease in merchant portfolio amortization during 2015 as certain portfolios are fully amortized.

Interest expense was $3,007,216 for the nine months ended September 30, 2015 as compared to $3,622,225 for the nine months ended September 30, 2014, representing a decrease of $615,009.

Funding Source	Nine months ended September 30, 2015	Nine months ended September 30, 2014	Increase / (Decrease)
Alfa Bank	$-	$243,036	$(243,036)
Convertible Notes Payable	2,610,030	-	2,610,030
Capital Sources NY	-	212,750	(212,750)
Cayman Invest	-	1,043,843	(1,043,843)
Georgia Notes LLC	-	1,302,148	(1,302,148)
MBF Note	-	483,515	(483,515)
RBL Note	366,210	277,609	88,601
Other	30,976	59,324	(28,348)
Total	$3,007,216	$3,622,225	$(615,009)

The decrease primarily consisted of $1,302,148 from the Georgia Notes LLC note payable that was paid off September 15, 2014, a decrease in interest expense of $212,750 related to the Capital Sources note payable which was repaid on September 15, 2014, a decrease in interest expense of $483,515 that was related to the MBF note which was repaid in July 2014 and $1,043,843 relating to financing from Cayman Invest which was paid off September, 2014. Interest from the Alfa Bank factoring line decreased $243,036 because it was not utilized during the nine months ended September 30, 2015. This was offset by an increase of $2,610,0303 from the interest from the Notes financing and Convertible Preferred Stock financing with certain qualified institutional investors and certain institutional accredited investors dated April 30, 2015.

For the nine months ended September 30, 2015 we recognized a net gain of $68,786 from the disposal of certain assets. This was comprised of a loss from obsolete terminal inventory of $91,561 offset by a gain on a sale of portfolios for $139,250 and the gain on the disposal of other assets $21,098. For the nine months ended September 30, 2014, the gain on asset disposal was $16,137.

Other expenses consisted primarily of foreign taxes for $49,487, for the nine months ended September 30, 2015 as compared to $105,217 of foreign taxes for the same comparative period in 2014.

Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

To supplement its consolidated financial statements presented in accordance with United Stated generally accepted accounting principles ("GAAP"), the Company provides additional measures of its operating results by disclosing its adjusted net loss. Adjusted net loss is calculated as net loss excluding non-cash share based compensation and other one-time, non-recurring items not present in this quarter or same quarter last year results. Net Element discloses this amount on an aggregate and per share basis. These measures meet the definition of non-GAAP financial measures. The Company believes that application of these non-GAAP financial measures is appropriate to enhance the understanding of its historical performance through use of a metric that seeks to normalize period-to-period earnings.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three and nine months ended September 30, 2015 and 2014 is presented in the following Non-GAAP Financial Measures Table.

	GAAP	Share-based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Three Months Ended September 30, 2015
Net loss	$(4,536,778)	$601,371	$1,003,703	$(2,931,704)
Basic and diluted loss per share	$(0.07)	$0.01	$0.01	$(0.04)
Basic and diluted shares used in computing loss per share	68,504,421			68,504,421

	GAAP	Share-based Compensation	Debt Extinguishment and Debt Restructure	Adjusted Non-GAAP
Three Months Ended September 30, 2014 (per 10Q/A filed 2/18/15)
Net loss from continuing operations	$(4,970,292)	$522,981	$2,221,813	$(2,225,498)
Basic and diluted loss per share	$(0.13)	$0.01	$0.06	$(0.06)
Basic and diluted shares used in computing loss per share from continuing operations	39,316,693			39,316,693

	GAAP	Share-based Compensation	Derivative Activity, Debt Extinguishment and Restructure	Adjusted Non-GAAP
Nine Months Ended September 30, 2015
Net loss	$(8,559,545)	$1,804,113	$(1,018,333)	$(7,773,765)
Basic and diluted loss per share	$(0.16)	$0.03	$(0.02)	$(0.14)
Basic and diluted shares used in computing loss per share	53,969,603			53,969,603

	GAAP	Share-based Compensation	Debt Extinguishment and Debt Restructure	Adjusted Non-GAAP
Nine Months Ended September 30, 2014 (per 10Q/A filed 2/18/15)
Net loss from continuing operations	$(7,257,505)	$1,275,498	$(980,939)	$(6,962,945)
Basic and diluted loss per share	$(0.21)	$0.04	$(0.03)	$(0.20)
Basic and diluted shares used in computing loss per share from continuing operations	34,683,766			34,683,766

NET ELEMENT, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash	$315,728	$503,343
Funds in Escrow	5,000,000	-
Accounts receivable, net	4,539,765	3,417,173
Advances to aggregators, net	45,114	18,455
Prepaid expenses and other assets	952,283	944,243
Total current assets, net	10,852,890	4,883,214
Fixed assets, net	200,932	70,918
Intangible assets, net	8,116,787	2,492,050
Goodwill	6,671,750	6,671,750
Other long term assets	335,268	204,737
Total assets	$26,177,627	$14,322,669

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,388,770	$2,698,257
Deferred revenue	530,013	472,482
Accrued expenses	2,580,818	2,351,885
Derivative liability conversion feature	428,884	-
Warrant derivative liability	3,978,495	-
Short term notes payable (net of discount)	694,445	-
Notes payable (current portion)	950,894	98,493
Due to related parties	467,806	-
Total current liabilities	14,020,125	5,621,117
Note payable (non-current portion)	3,014,106	3,216,507
Total liabilities	17,034,231	8,837,624

Series A Convertible Preferred stock ($1,000 stated value, 1,000,000 shares authorized, 972 shares issued and outstanding, at September 30, 2015, net of discount)	953,903	-

Commitments and contingencies

STOCKHOLDERS' EQUITY
Common stock ($.0001 par value, 300,000,000 shares authorized and 77,752,600 and 45,881,523 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively)	7,775	4,589
Paid in capital	149,507,581	136,689,629
Stock subscription receivable	(1,111,130)	(1,111,130)
Accumulated other comprehensive loss	(1,665,625)	(1,251,461)
Accumulated deficit	(138,779,508)	(129,116,344)
Noncontrolling interest	230,400	269,762
Total stockholders' equity	9,143,396	5,485,045
Total liabilities, mezzanine and stockholders' equity	$26,177,627	$14,322,669

NET ELEMENT, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended September 30,		Nine months ended September 30,
	2014	2015	2014	2014

Net revenues	$12,675,123	$6,026,961	$25,122,250	$15,782,475

Costs and expenses:
Cost of revenues	10,705,327	4,717,855	20,787,216	11,591,435
General and administrative (includes $601,371, $522,981, $1,804,113 and $1,275,498 of share based compensation for the three and nine months ended September 30, 2015 and 2014, respectively)	2,760,541	2,433,296	8,582,864	8,119,738
Provision for (recovery of) bad debt	284,384	136,150	425,225	(1,302,554)
Depreciation and amortization	851,636	684,503	1,916,901	1,900,995
Total costs and operating expenses	14,601,888	7,971,804	31,712,206	20,309,614
Loss from operations	(1,926,765)	(1,944,843)	(6,589,956)	(4,527,139)
Interest expense, net	(1,605,034)	(790,490)	(3,007,216)	(3,622,225)
(Loss) gain on change in fair value and settlement of beneficial conversion derivative	(1,083,028)	-	939,008	5,569,158
Gain (loss) on debt extinguishment	79,325	(2,221,813)	79,325	(6,184,219)
Gain on debt restructure	-	-	-	1,596,000
Gain from asset disposal	44,928	44,456	68,786	16,137
Other expense	(46,204)	(57,602)	(49,492)	(105,217)
Net loss before income taxes	(4,536,778)	(4,970,292)	(8,559,545)	(7,257,505)
Income taxes	-	-	-	-
Net loss	(4,536,778)	(4,970,292)	(8,559,545)	(7,257,505)
Net loss attributable to the noncontrolling interest	23,577	9,912	42,850	51,567
Net loss attributable to Net Element, Inc. shareholders	(4,513,201)	(4,960,380)	(8,516,695)	(7,205,938)

Dividends for the benefit of preferred stockholders	(621,273)	-	(1,146,470)	-

Net loss attributable to common stock	(5,134,474)	(4,960,380)	(9,663,165)	(7,205,938)

Foreign currency translation	(189,644)	(273,679)	(414,168)	887,400
Comprehensive loss attributable to common stock	$(5,324,118)	$(5,234,059)	$(10,077,333)	$(6,318,538)

Loss per share - basic and diluted	$(0.07)	$(0.13)	$(0.18)	$(0.21)

Weighted average number of common shares outstanding - basic and diluted	68,504,421	39,316,693	53,969,603	34,683,766

NET ELEMENT, INC.
CONSOLIDATED STATEMENT OF CASH FLOWS
	Nine Months Ended September 30,
	2015	2014
Cash flows from operating activities
Net loss	$(8,516,695)	$(7,205,938)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities
Non controlling interest	(42,850)	376,059
Share based compensation	1,202,742	1,275,498
Deferred revenue	(36,764)	26,310
Gain on change in fair value and settlement of beneficial conversion derivative	(939,008)	(5,569,158)
Depreciation and amortization	1,916,901	1,900,995
Amortization of debt discount	2,610,030	1,644,626
(Recovery of ) provision for loan losses	-	(1,640,109)
(Gain) loss on disposal of fixed assets	(68,786)	16,137
(Gain) loss on debt extinguishment	(79,325)	6,184,219
Gain on MBF debt restructure	-	(1,596,000)
Changes in assets and liabilities, net of acquisitions and the effect of consolidation of equity affiliates
Account receivable	(1,203,429)	8,274,683
Advances to aggregators	(32,890)	923,016
Prepaid expenses and other assets	(89,835)	(270,642)
Accounts payable	1,728,877	(310,965)
Accrued expenses	45,473	(1,069,530)
Net cash (used in) provided by operating activities	(3,505,559)	2,959,201

Cash flows from investing activities
Purchase of portfolio and client acquisition costs	(423,250)	(1,339,096)
Sale of portfolio	300,000	-
Note receivable	(26,795)	-
Acquisition of PayOnline assets, net of cash received	(3,195,452)	-
Purchase of fixed and other assets	(484,137)	(5,019)
Net cash used in investing activities	(3,829,634)	(1,344,115)

Cash flows from financing activities
Repayment to Financial Institutions	-	(8,454,027)
Proceeds from preferred stock	5,500,000	-
Proceeds from indebtedness	650,000	8,879,898
Repayment of indebtedness	-	(3,112,775)
Related party advances	650,000	-
Net cash provided by (used in) financing activities	6,800,000	(2,686,904)

Effect of exchange rate changes on cash	347,578	2,350,870
Net (decrease) increase in cash	(187,615)	1,279,052

Cash at beginning of period	503,343	126,319
Cash at end of period	$315,728	$1,405,371

Supplemental disclosure of cash flow information
Cash paid during the period for:
Interest	$397,186	$1,338,402
Taxes	$74,417	$296,844

Non Cash activities:
Notes payable (net of discount)	$694,445	$-
Funds in escrow from issuance of notes	$5,000,000	$-
Derivative Liability - warrants	$3,978,495	$-
Preferred dividends paid in common stock	$1,146,470	$-

Additional information regarding Net Element’s results for its third-quarter ended September 30, 2015 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on November 16, 2015 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

About Net Element

Net Element, Inc. (NASDAQ: NETE) operates a payments-as-a-service platform for small to medium enterprise ("SME") in the US, Russian Federation and other international markets. In the US it aims to grow transactional revenue by innovating SME productivity services such as its cloud based, restaurant point-of-sale solution Aptito. Internationally, Net Element's strategy is to leverage its omni-channel platform to deliver flexible offerings to emerging markets with diverse banking, regulatory and demographic conditions such as UAE, Russia, Kazakhstan, India and Latin America. It maintains offices in Miami, FL, Russia and in the Republic of Cyprus. Further information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, whether the release of the new Sales Central Product will have any positive impact on the Company, whether the new product features will enhance the experience of ISG’s and Merchants, whether ISG’s and Merchants will derive any benefit from the new product features, whether the Sales Central new features will be adequate to address the needs of ISG’s and Merchants, whether Net Element can secure any additional financing, and if such additional financing will be adequate to meet the Company's objectives.

All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element's ability to successfully expand in existing markets and enter new markets; (iv) Net Element's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element's business; (viii) changes in government licensing and regulation that may adversely affect Net Element's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element's business; (x) Net Element's ability to protect its intellectual property; (xi) local, industry and general business and economic conditions; (xii) adverse effects of potentially deteriorating U.S.-Russia relations, including, without limitation, over a conflict related to Ukraine, including a risk of further U.S. government sanctions or other legal restrictions on U.S. businesses doing business in Russia. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element with the Securities and Exchange Commission. Net Element anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

Contact:

Media

Net Element, Inc.

media@netelement.com

+1 (786) 923-0502